Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8, No. 333-92143) pertaining to the 1999 Stock Option Plan of

Southwest Bancorp, Inc.

(2)   Registration Statement (Form S-8, No. 333-120685) pertaining to the 1999 Stock Option Plan of

Southwest Bancorp, Inc.

(3)   Registration Statement (Form S-8, No. 33-97850) pertaining to the Employee Stock Purchase Plan of Southwest Bancorp, Inc.

(4)   Registration Statement (Form S-8, No. 333-147249) pertaining to the 1999 Stock Option Plan of

Southwest Bancorp, Inc.

(5)   Registration  Statement  (Form  S-3,  Nos.  333-151384  and   151384-3)  pertaining  to   the   shelf registration of securities of Southwest Bancorp, Inc.

(6)   Registration Statement (Form S-8, No. 333-155648) pertaining to the 2008 Stock Based Award Plan of Southwest Bancorp, Inc.

(7)   Registration Statement (Form S-3, No. 333-156572) pertaining to the Capital Purchase Program participation by Southwest Bancorp, Inc.

(8)   Registration Statement (Form S-3, No. 333-165451) pertaining to the shelf registration of securities of Southwest Bancorp, Inc.

of our reports dated March  10, 2015, with respect to the consolidated financial statements  of Southwest Bancorp, Inc., and the effectiveness of internal control over financial reporting of Southwest Bancorp, Inc.,  included in  this  Annual Report (Form 10-K) of  Southwest Bancorp, Inc. for the  year  ended December 31, 2014.

/s/ Ernst & Young LLP Tulsa, Oklahoma

March 10, 2015